                                Ex.99.1
Katapult Announces First Quarter 2022 Financial Results

May 10, 2022

PLANO, Texas, May. 10, 2022 (GLOBE NEWSWIRE) -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial and Operational Highlights:

•Recorded total revenue of $59.9 million in first quarter 2022 compared to $80.6 million in the prior year, a decrease of $20.7 million. $3.0 million of this decline was attributable to the Company’s adoption of ASC 842 as of January 1, 2022.

•Added 27 new merchants in the first quarter 2022.

•Continued high customer satisfaction with Net Promoter Score of 51 as of March 31, 2022 and rising to 64 at the end of April 2022. More than 49% of gross originations for first quarter 2022 came from repeat customers (customers who have originated more than one lease with Katapult over their lifetime).

•Continued targeted tightening of our underwriting processes in Q1 2022.

•Ended Q1 2022 with $80.6 million of unrestricted cash on the balance sheet and $76.3 million available on the asset-backed revolving line of credit.

“While current macroeconomic headwinds continued to weigh on our consumers and retailers this quarter, we are optimistic that the strategic investments we have been making will position us to capture market share in this large addressable market. We look forward to incremental growth opportunities as these investments come to fruition in the mid to long term,” said Orlando Zayas, CEO of Katapult.

First Quarter 2022 Results

(Comparisons are to the respective periods of the prior year unless otherwise noted.)

The Company recorded first quarter revenue of $59.9 million, which was down $20.7 million compared to the first quarter of the prior year. Gross originations for the first quarter were $46.7 million, a 27% decline from the prior year due to ongoing macro challenges, including ongoing supply chain headwinds, the end of government stimulus, inflationary pressures and changes in consumer spending that continue to impact the consumer and merchant economics, combined with the Company proactively tightening lease underwriting in response to credit performance normalizing.

Net loss was $5.6 million for the first quarter 2022, including a $3.1 million revaluation gain related to our warrants. Adjusted net loss was $7.6 million for the first quarter, which is down from adjusted net income of $9.2 million in the prior year period. Adjusted EBITDA was $(4.2) million for the first quarter 2022, down from $14.6 million in the prior year period, reflecting the following: 1) lower lease margins year-over-year, 2) higher compensation cost in first quarter 2022 from the addition of 38 full-time employees during the year as part of our strategic growth plan and 3) higher general and administrative expense from public company costs and higher marketing spend in the first quarter 2022.

Katapult CEO, Orlando Zayas, Katapult CFO, Karissa Cupito, and Katapult COO, Derek Medlin will discuss the Company’s performance, outlook and overall growth strategy in greater detail on the company's earnings conference call and webcast.

                                Ex.99.1
Conference Call and Webcast

Katapult will host a conference call and webcast at 8:00 AM ET on May 10, 2022 to discuss these financial results, our current outlook and our growth strategy.

A live audio webcast of the event will be available on the Katapult Investor Relations website at http://ir.katapultholdings.com/. A copy of the earnings call presentation will also be posted to our website.

A live dial-in will be available at (888) 302-0680 (domestic) or (281) 962-4859 (international). The conference ID number is 2473023. Shortly after the conclusion of the call, a replay of this conference call will be available through 11:00 AM ET on May 24, 2022 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 2473023.

About Katapult

Katapult is a next generation platform for digital and mobile-first commerce for the non-prime consumer. Katapult provides point of sale lease purchase options for consumers challenged with accessing traditional financial products who are seeking to obtain everyday durable goods. The Company has developed a sophisticated end-to-end technology platform that enables seamless integration with merchants, underwriting capabilities that exceed the industry standard, and exceptional customer experiences.

                                Ex.99.1
Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our current outlook, our strategic investments and growth strategies, our ability to capture market share and our incremental growth opportunities. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, including launching new product offerings and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp. (the “Merger”); risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of Katapult’s business with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; the impact of the COVID-19 pandemic and its effect on Katapult’s business; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; enhance future operating and financial results; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events); and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Annual Report on Form 10-K filed with the SEC on March 15, 2022, as well as in other documents filed, or to be filed, by Katapult, with the SEC, including Katapult’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

                                Ex.99.1
Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: Gross Originations, Total Revenue, Unearned Revenue and Gross Profit.

Gross Originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross Originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Unearned revenue represents the Company’s liability for cash received from customers prior to the related revenue being earned. Katapult measures these metrics to assess the total view of paythrough performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers. In connection with the adoption of ASU No. 2016-02, Leases (Topic 842), as amended (“ASC 842”), effective January 1, 2022, Katapult recognizes revenue from customers (rental revenue) when the revenue is earned and the cash is collected. Accordingly, the Company no longer records rental revenue arising from lease payments earned but not yet collected or any corresponding bad debt expense, or disclose bad debt recoveries in its periodic reports starting in the first quarter of 2022.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a presentation of this measure alongside adjusted gross profit, which is a non-GAAP measure utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, and adjusted net (loss) income. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net (loss) income before interest expense and other fees, change in fair value of warrant liability, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger.

Adjusted net (loss) income is a non-GAAP measure that is defined as net (loss) income before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Merger.

Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are useful to an investor in evaluating the Company’s performance because these measures:

• Are widely used to measure a company’s operating performance;

• Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and

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• Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net (loss) income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

ASC 842 Adoption

The Company adopted ASC 842 relating to lessor accounting, effective January 1, 2022. The Company's lease-to-own agreements, which comprise the majority of the Company’s revenue, falls within the scope of ASC 842. As a result of the adoption, the Company recognizes revenue from customers when revenue is earned and cash is collected. The Company adopted ASC 842 using the transition method, which permits the Company to not apply ASC 842 for comparative periods in the year of adoption. As a result, the Company has not recasted or restated 2021 or prior periods to conform to ASC 842. The adoption of ASC 842 is reflected in the Company’s financial statements and related notes and periodic reports filed with the SEC beginning with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

For illustrative purposes only, the Company is disclosing total revenue, bad debt expense (net of recoveries) and income before provision for income taxes for each quarter of 2021 and 2020 as if the lessor accounting impacts of ASC 842 were in effect for these periods. “Total revenue,” “bad debt expense (net of recoveries)” and “income before provision for income taxes” for 2021 and 2020 are supplemental disclosures that are not calculated in accordance with U.S. GAAP.

Management believes these the supplemental information showing the impact of AS 842 for 2021 and 2020 provides relevant and useful information for users of the Company’s financial statements, as it provides comparability with the financial results reported in the first quarter of 2022, when ASC 842 became effective and the Company now recognizes revenue from customers when the revenue is earned and cash is collected, instead of on an accrual basis as the Company has historically done. The Company no longer records accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.

Contacts

Katapult Vice President of Investor Relations
Bill Wright
917-750-0346
bill.wright@katapult.com

Press Inquiries:
Allison + Partners
908-566-2090
katapult@allisonpr.com

                                Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED)
(amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue
Rental revenue	$59,830	$80,625
Other revenue	47	10
Total revenue	59,877	80,635
Cost of revenue	48,113	52,882
Gross profit	11,764	27,753
Operating expenses:
Servicing costs	1,207	1,138
Underwriting fees	488	467
Professional and consulting fees	3,288	1,534
Technology and data analytics	2,410	1,549
Bad debt expense	—	4,887
Compensation costs	5,377	2,582
General and administrative	3,805	1,183
Total operating expenses	16,575	13,340
(Loss) income from operations	(4,811)	14,413
Interest expense and other fees	(3,801)	(4,140)
Change in fair value of warrant liability	3,089	(358)
(Loss) income before provision for income taxes	(5,523)	9,915
Provision for income taxes	35	1,825
Net (loss) income	$(5,558)	$8,090
Net (loss) income per share:
Basic	$(0.06)	$0.26
Diluted	$(0.06)	$0.15
Weighted average shares used in computing net (loss) income per share:
Basic	97,873,452	31,558,754
Diluted	97,873,452	52,322,573

                                Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash	$80,625	$92,494
Restricted cash	5,577	3,937
Accounts receivable, net of allowance for doubtful accounts of $6,248 at December 31, 2021	—	2,007
Property held for lease, net of accumulated depreciation and impairment	52,288	61,752
Prepaid expenses and other current assets	2,400	4,249
Total current assets	140,890	164,439
Property and equipment, net	669	576
Security deposits	91	91
Capitalized software and intangible assets, net	1,452	1,056
Right-of-use assets	1,050	—
Total assets	$144,152	$166,162
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,430	$2,029
Accrued liabilities	10,369	11,959
Unearned revenue	2,036	2,135
Lease liabilities	426	—
Total current liabilities	15,261	16,123
Revolving line of credit	48,105	61,238
Long term debt	41,586	40,661
Other liabilities	4,252	7,341
Lease liabilities, non-current	715	—
Total liabilities	109,919	125,363
STOCKHOLDERS' EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 98,126,012 and 97,574,171 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	78,586	77,632
Accumulated deficit	(44,363)	(36,843)
Total stockholders' equity	34,233	40,799
Total liabilities and stockholders' equity	$144,152	$166,162

                                Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(5,558)	$8,090
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32,740	36,062
Net book value of property buyouts	10,020	10,586
Impairment expense	3,224	3,800
Bad debt expense	—	4,887
Change in fair value of warrant liability	(3,089)	358
Stock-based compensation	1,089	80
Amortization of debt discount	537	697
Amortization of debt issuance costs	91	89
Accrued PIK interest	388	377
Amortization of right-of-use assets	89	—
Change in operating assets and liabilities:
Accounts receivable	—	(4,594)
Property held for lease	(36,398)	(51,253)
Prepaid expenses and other current assets	1,849	(2,025)
Accounts payable	401	518
Accrued liabilities	(1,444)	(794)
Lease liabilities	(99)	—
Unearned revenues	(99)	380
Net cash provided by operating activities	3,741	7,258
Cash flows from investing activities:
Purchases of property and equipment	(139)	(103)
Additions to capitalized software	(472)	(166)
Net cash used in investing activities	(611)	(269)
Cash flows from financing activities:
Proceeds from revolving line of credit, net of deferred financing costs	—	542
Principal repayments of revolving line of credit	(13,224)	(6,547)
Proceeds from exercise of stock options	60	84
Repurchases of restricted stock	(195)	—
Net cash used in financing activities	(13,359)	(5,921)
Net (decrease) increase in cash and restricted cash	(10,229)	1,068
Cash and restricted cash at beginning of period	96,431	69,597
Cash and restricted cash at end of period	$86,202	$70,665

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,588	$2,949
Right-of-use assets obtained in exchange for operating lease liabilities	$1,139	$—
Cash paid for operating leases	$126	$—

                                Ex.99.1

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

(in thousands)	Three Months Ended March 31,
	2022	2021
Total revenue	$59,877	$80,635
Cost of revenue	48,113	52,882
Gross profit	11,764	27,753
Less:
Servicing costs	1,207	1,138
Underwriting fees	488	467
Bad debt expense	—	4,887
Adjusted gross profit	$10,069	$21,261

(in thousands)	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(5,558)	$8,090
Add back:
Interest expense and other fees	3,801	4,140
Change in fair value of warrant liability	(3,089)	358
Provision for income taxes	35	1,825
Depreciation and amortization on property and equipment and capitalized software	122	48
Impairment of leased assets	(551)	(625)
Stock-based compensation expense	1,089	80
Transaction costs associated with the Merger (1)	—	676
Adjusted EBITDA	$(4,151)	$14,592

(1) Consists of non-capitalizable transaction cost associated with the Merger.

(in thousands)	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(5,558)	$8,090
Add back:
Change in fair value of warrant liability	(3,089)	358
Stock-based compensation expense	1,089	80
Transaction costs associated with Merger (1)	—	676
Adjusted net (loss) income	$(7,558)	$9,204

(1) Consists of non-capitalizable transaction costs associated with the Merger.

                                Ex.99.1

CERTAIN KEY PERFORMANCE METRICS

	Three Months Ended March 31,
	2022	2021
Total revenue	$59,877	$80,635

If ASC 842 was effective for the three months ended March 31, 2021, total revenue would have been $77,558.

                                Ex.99.1

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2022	$46.7	$—	$—	$—
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1

                                Ex.99.1

KATAPULT HOLDINGS, INC
IMPACT OF ADOPTION OF ASC 842
FOR ILLUSTRATIVE PURPOSES ONLY
(UNAUDITED)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
As Reported:
Total revenue	$73,299	$71,710	$77,469	$80,635	$73,358	$71,194	$60,014	$42,634
Bad debt expense (net of recoveries)	9,450	5,936	8,026	4,887	6,450	3,931	2,548	3,134
Income (loss) before provision for income taxes	$7,213	$14,548	$(9,931)	$9,915	$3,996	$10,073	$5,199	$3,749

Supplemental Information - Impact of ASC 842:
Total revenue under ASC 842	$64,253	$66,277	$69,472	$77,558	$67,060	$67,410	$59,721	$39,428
Bad debt expense (net of recoveries) under ASC 842	—	—	—	—	—	—	—	—
Income (loss) before provision for income taxes under ASC 842	$7,617	$15,051	$(9,902)	$11,725	$4,149	$10,220	$7,454	$3,677

*Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.